Exhibit 99.1

PULASKI FINANCIAL CORP. ANNOUNCES

DISMISSAL OF MERGER-RELATED LITIGATION

ST. LOUIS, MISSOURI, March 24, 2016 — Pulaski Financial Corp. (NASDAQ: PULB) (the “Company”) announced today that the Court has dismissed the putative class action lawsuit captioned Patel v. Douglass, et al., filed in the Circuit Court of the County of St. Louis, Missouri, Case No. 16SL-CC00406 (the “Patel Case”) against the Company’s board of directors, the Company and First Busey Corporation (“First Busey”), related to the merger of Pulaski with and into First Busey (the “Merger”).

The Court, ruling on the Company’s motion to dismiss, held that the plaintiff’s exclusive remedy to challenge the Merger is to exercise his dissenter’s right to obtain a judicial appraisal and fair value for his shares of Company stock.  In addition, the Circuit Court found that the Board’s decision to approve the Merger was fully protected by the business judgment rule and that the plaintiff failed to allege any specific facts showing fraud, illegality or an irrational business judgment.

The other putative class action lawsuit related to the Merger, captioned Daub v. Douglass, et al., filed in the Circuit Court, Case No. 16SL-CC00582 (the “Daub Case”) against the same defendants, has been consolidated with the Patel Case.  However, the Daub Case remains pending.  The Company currently expects that the defendants will seek dismissal of the Daub Case on similar grounds.

About Pulaski Financial

Pulaski Financial Corp., operating in its 93rd year through its subsidiary, Pulaski Bank, National Association, offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area. The Bank also offers mortgage loan products through loan production offices in the St. Louis, Kansas City, Chicago, and Omaha-Council Bluffs metropolitan areas, mid-Missouri, southwestern Missouri, eastern Kansas, and Lincoln, Nebraska. The Company’s website can be accessed at www.pulaskibank.com.

Special Note Concerning Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey and Pulaski.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey’s and Pulaski’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this Current Report on Form 8-K, including forward-looking statements, speak only as of the date they are made, and neither First Busey nor Pulaski undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of First Busey and Pulaski to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the possibility that any of the anticipated  benefits of the proposed  transaction between First Busey and Pulaski will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of Pulaski with those of First Busey will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of required stockholder approvals; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason;  (vi) the effect of the announcement of the transaction on customer relationships and operating  results;  (vii) the  possibility  that  the  transaction  may  be  more  expensive  to  complete  than  anticipated, including as a result of unexpected factors or events; (viii) the strength of the local and national economy; (ix) changes in state and federal laws, regulations and governmental policies concerning First Busey’s and Pulaski’s general business (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the extensive regulations to be promulgated thereunder, as well as the rules adopted by the federal bank regulatory agencies to implement Basel III); (x) changes in interest rates and prepayment rates of First Busey’s and Pulaski’s assets; (xi) increased competition in the financial services sector and the inability to attract new customers; (xii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (xiii) the loss of key executives or employees; (xiv) changes in consumer spending; (xv) unexpected results of acquisitions, including the acquisition of Pulaski; (xvi) outcomes of existing or new litigation involving First Busey or Pulaski, including the litigation described in this Form 8-K; (xvii) the economic impact of any future terrorist threats or attacks; (xviii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and (xix) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning First Busey and Pulaski and their business, including additional factors that could materially affect First Busey’s and Pulaski’s financial results, are included in First Busey’s and Pulaski’s filings with the SEC.

Additional Information

First Busey has filed with the SEC a Registration Statement on Form S-4, as amended, that includes a Proxy Statement of First Busey and Pulaski and a Prospectus of First Busey, as well as other relevant documents concerning the proposed transaction. The Registration Statement has been declared effective and the Proxy Statement/Prospectus has been mailed to shareholders of First Busey and Pulaski.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST BUSEY AND PULASKI ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

A copy of the Proxy Statement/Prospectus, as well as other filings containing information relating to the merger filed by First Busey and Pulaski can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Busey’s website at www.busey.com under the tab “Investor Relations” and then under “SEC Filings” or by accessing Pulaski’s website at www.pulaskibank.com under the tab “Our Story” and then under “Shareholder Relations” and “SEC Filings.” Alternatively, these documents can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4544, or from Pulaski, upon written request to Pulaski Financial Corp., Corporate Secretary, 12300 Olive Boulevard, St. Louis, Missouri 63141 or by calling (314) 878-2210.

Participants in this Transaction

First Busey, Pulaski and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of First Busey relating to its 2015 Annual Meeting of Stockholders filed with the SEC by First Busey on April 17, 2015 and the definitive proxy statement of Pulaski relating to its 2016 Annual Meeting of Stockholders filed with the SEC on December 23, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus dated February 3, 2016 regarding the proposed merger. These definitive proxy statements and the Proxy Statement/Prospectus can be obtained free of charge from the sources indicated above.

For Additional Information Contact:

Paul Milano, Chief Financial Officer

Pulaski Financial Corp.

(314) 317-5046